Exhibit 1.1

TOYOTA MOTOR CORPORATION

(a joint stock corporation incorporated under the laws of Japan)

$[            ]

[        ]% Notes due [            ]

FORM OF UNDERWRITING AGREEMENT

[            ], [        ]

Form of Underwriting Agreement

[            ], [        ]

[            ]

As Representative of the several Underwriters]

c/o [            ]

Ladies and Gentlemen:

Toyota Motor Corporation, a joint stock corporation incorporated under the laws of Japan (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $[            ] aggregate principal amount of the Company’s [        ]% Notes due [            ] (the “Notes”). [            ] and [            ] have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, [to be] dated as of [            ] (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to [an Officer’s Certificate]/[a supplemental indenture (the “Supplemental Indenture”)] to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, dated before the Closing Date (as defined in Section 2(b) below), between the Company and DTC (the “DTC Agreement”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-[            ]), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Company, including the Notes, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act prior to [            ] [a/p.m.] on [            ], [            ] (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 20-F for the year ended [            ] (the “Annual Report on Form 20-F”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated [            ], [            ], (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any

Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement (such completion being evidenced by a written notice from the Representatives to the Company that shall be delivered upon such completion) or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes (such completion being evidenced by a written notice from the Representatives to the Company that shall be delivered upon such completion), any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

j) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

l) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

m) Accuracy of Statements. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of the Senior Debt Securities,” “Description of the Notes,” “Taxation” and “[    ]”, in each case insofar as such statements constitute a summary of the legal matters[,]/[or] documents [or proceedings] referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries, considered as one entity, has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

o) Independent Accountants. PricewaterhouseCoopers Aarata LLC, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended March 31, [            ] incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

p) Preparation of the Financial Statements. The consolidated financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

q) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation and, in jurisdictions in which such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization and Indebtedness” and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of the Company or any of its Significant Subsidiaries to create, issue, sell or otherwise dispose of, any capital stock or other equity securities (or any such securities, warrants, rights, options or obligations) of the Company or any of its Significant Subsidiaries (except, in the case of the Company, for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans of the Company referred to in the Prospectus or pursuant to the exercise of convertible securities or options of the Company referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company arising under the Companies Act of Japan or the articles of incorporation and other organizational documents of the Company.

s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, regulations of its board of directors, charter, by-laws or similar organizational documents; (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a material adverse effect on (i) the condition, financial or otherwise, or in the earnings, business affairs or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (ii) the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture and the Notes (each, a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the articles of incorporation, charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

t) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, result in a Material Adverse Change.

u) Labor Matters. No labor dispute with the employees of the Company or any of its Significant Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Change exists, or to the Company’s knowledge, is imminent.

v) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus and where the failure to own or possess the Intellectual Property (as defined below) would not, individually or in the aggregate, result in a Material Adverse Change, the Company or its Significant Subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its Significant Subsidiaries in, and material to, the conduct of the Company’s or its Significant Subsidiaries’ business as now conducted. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge after reasonable inquiry there are no legal or governmental actions, suits, proceedings or claims pending or threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property owned by the Company, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, where any such actions, suits, proceedings or claims, if determined adversely, could, individually or in the aggregate, result in a Material Adverse Change, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

w) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate Japanese or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

x) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its Significant Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(p) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any of its Significant Subsidiaries are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Significant Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

y) Withholding Tax. Except as otherwise disclosed in the Disclosure Package and the Prospectus, payments made by the Company to the holders of the Notes that is an individual non-resident of Japan or a non-Japanese corporation (within the meaning given by Japanese tax laws) will not be subject to any withholdings or similar charges for or on account of taxation under the current laws of Japan or any political subdivision of Japan.

z) Transfer Taxes. No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters to any Japanese taxing or other Japanese governmental authority in connection with (a) the creation, issuance or sale of the Notes or the delivery of the Notes by the Company to the Underwriters in the manner contemplated by this Agreement, (b) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, the sale by the Underwriters of the Notes in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, (c) assuming that none of the Underwriters has a permanent establishment in Japan for Japanese tax purposes, the execution, delivery or performance of this Agreement or (d) the execution, delivery or performance of the Indenture or the consummation of any of the transactions contemplated therein.

aa) Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after giving pro forma effect to the offering and sale of the Notes and the application of the proceeds thereof by the Company as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus would not be, required to register as an “investment company” under the Investment Company Act.

bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

cc) No Unlawful Contributions or Other Payments. (i) None of the Company or any of its subsidiaries, or any director, officer or employee thereof, or to the Company’s knowledge any agent, affiliate, representative or any other person acting on behalf of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer, employee or agent of any government or government-owned or controlled agency, authority, instrumentality or entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in Japan or any other jurisdiction in which the Company does business to influence official action or secure an improper advantage in violation of applicable law; and (ii) the Company and its subsidiaries and, to the Company’s knowledge, affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, the U.K. Bribery Act 2010 and Article 18 of the Unfair Competition Prevention Act of Japan, as each may be amended, and the rules and regulations promulgated thereunder, and the Company and its subsidiaries and, to the Company’s knowledge, affiliates have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with such applicable anti-corruption laws.

dd) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

ee) No Conflict with Sanctions Laws. None of the Company or any of its subsidiaries, or any director or officer thereof, or to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is currently, or is owned or controlled by a Person that is currently (i) the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other sanctions authorities of such jurisdictions in which the Company or any such subsidiary operates or to which it is subject (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is the subject or target of comprehensive territorial Sanctions; for the past three years, other than certain dealings or transactions that have been conducted in compliance with applicable Sanctions laws and regulations and accounted in the aggregate for less than 1% of the total consolidated net sales of the Company in each such year, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with or for the benefit of any Person, or in any country, region or territory that at the time of the dealing or transaction is or was the subject or target of Sanctions.

ff) Absence of Activities in Relation to Anti-Social Forces. None of the Company or any of its subsidiaries or, to the Company’s knowledge, affiliates is or intends to be involved in supporting or operating any “anti-social forces,” as defined under Article 15 of the Regulations Concerning the Enforcement of the Articles of Association of the Japan Securities Dealers Association, (collectively, “Anti-social Forces”), such as, but not limited to, organized crime groups (bouryokudan), through financing or otherwise. None of the Company or any of its subsidiaries or, to the Company’s knowledge, affiliates knowingly provides or intends to provide any form of funds to Anti-social Forces. None of the Company or any of its subsidiaries or, to the Company’s knowledge, affiliates has knowingly appointed or intends to appoint a person belonging to Anti-social Forces as an officer (yakuin) (as defined under Item 31(a) of Article 1 of Cabinet Office Ordinance on Disclosure of Corporate Affairs). Further, the Company is not aware of any facts or circumstances by which the Company’s management or the management of any of its subsidiaries or affiliates has been influenced by Anti-social Forces, either directly or indirectly.

gg) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any Japanese or foreign law, regulation, order, permit or other legally enforceable requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, result in a Material Adverse Change; and (ii) there is no claim, action or cause of action filed with a court or governmental authority, no governmental investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), in each case of the foregoing, pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, except as would not, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Materials of Environmental Concern or any applicable Environmental Laws, except as would not, individually or in the aggregate, result in a Material Adverse Change.

hh) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

ii) Internal Controls and Procedures. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, and that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

jj) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

kk) Enforceability in Japan. Each of this Agreement, the Indenture and the Notes is in proper form under the laws of Japan to be enforced against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Japan of this Agreement, the Indenture or the Notes, as the case may be, it is not necessary that this Agreement, the Indenture or the Notes or any other documents be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Indenture or the Notes or any other document to be furnished hereunder or thereunder.

ll) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of [        ]% of the principal amount of the Notes (which is equal to [        ]% of such principal amount minus an underwriters’ commission equal to [        ]% of such principal amount), payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of [            ] (or such other place as may be agreed to by the Company and the Representatives) at [    ] [a.m.][p.m.], New York City time, on [            ], [            ], or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days in New York City prior to the Closing Date and shall be made available for inspection by the Representatives no later than 10:00 a.m. (New York City time) on the business day in New York City preceding the Closing Date. Time shall be of the essence, and delivery of certificates for the Notes at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

f) Japanese Selling Restrictions. Each Underwriter agrees that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, the Notes in Japan or to, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under this Agreement at any time, directly or indirectly, offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Act on Special Measures Concerning Taxation”) (such person is hereinafter referred to as a “specially-related person of the Company”) or (b) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any

amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use every reasonable effort to promptly obtain the withdrawal thereof.

g) Rating of Notes. The Company shall take all reasonable actions necessary to enable [    ] and [    ] to provide their respective credit ratings of the Notes.

h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the sale of the Notes in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of applicable anti-corruption laws. The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business of or with any Person, or in any country, region or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, except as permitted by applicable law, regulation or license, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

i) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any U.S. dollar-denominated debt securities of the Company similar to the Notes or securities exchangeable for or convertible into any U.S. dollar denominated debt securities of the Company similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

l) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Annex III hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

m) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company or the Representatives, as applicable, shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(l).

n) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use every reasonable effort to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

o) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

p) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

r) Notice to the Minister of Finance. Following the sale and delivery of the Notes under this Agreement, the Company will submit in a timely manner the reports required to be submitted to the Minister of Finance of Japan through the Bank of Japan under the Foreign Exchange and Foreign Trade Law of Japan.

s) Specially-Related Persons of the Company. The Company shall cause each specially-related person of the Company who is an individual non-resident of Japan or a non-Japanese corporation not to purchase any of the Notes from the Underwriters as part of the initial distribution of the Notes under this Agreement, whether as beneficial owner or otherwise.

t) Furnishing of Earning Statement. The Company will make generally available to holders of the Notes and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement (it being agreed and understood that the Company may, at its option, satisfy its obligations hereunder in the manner specified in Rule 158 under the Securities Act).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses.

a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all fees and expenses of the Underwriter’s counsel; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (the “FINRA”) of the terms of the sale of the Notes, if any, (viii) the fees and expenses of the Trustee, the registrar or agents for or in respect of the Notes, including the reasonable fees and disbursements of counsel for the Trustee or such other entities in connection with the Indenture and the Notes, (ix) any fees payable in connection with the rating of the Notes with the ratings agencies, (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer and any charges of clearing agencies in connection with the Notes, (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show or investor presentation slides and graphics, fees and expenses of any consultants engaged, travel and lodging expenses of the representatives and officers of the Company, and the cost of aircraft and other transportation chartered, in connection with the road show or investor presentations and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 4.

b) If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or 11, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder (to the extent they are to be performed by the Closing Date), and to each of the following additional conditions:

a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers Aarata LLC, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers Aarata LLC, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to paragraph (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Objection. If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change that makes it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Prospectus; and

(ii) there shall not have been any change specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus.

f) Opinion and Letter of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion and disclosure letter of Shearman & Sterling LLP, U.S. counsel for the Company, dated as of such Closing Date.

g) Opinion and Letter of Japanese Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion and disclosure letter of Nagashima Ohno & Tsunematsu, Japanese counsel for the Company, dated as of such Closing Date.

h) Opinion and Letter of U.S. Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion and disclosure letter of [            ], U.S. counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

i) Officer’s Certificate. On the Closing Date, the Representative shall have received a written certificate executed by an authorized officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

j) Financial Officer’s Certificate. On the date hereof and also on the Closing Date, the Chief Financial Officer or other principal financial or accounting officer of the Company shall have furnished to the Representatives certificates, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives with respect to certain financial information contained in the Disclosure Package and the Prospectus.

k) Ratings. At the Closing Date, the Note shall be rated at least [    ] by [    ] and rated at least [    ] by [    ] and the Company shall have delivered to the Representatives a letter dated the Closing Date or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any debt securities of the Company (other than the Notes) by Japan Credit Rating Agency, Ltd., Rating and Investment Information, Inc. or any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any debt securities of the Company.

l) Depositary. At the Closing Date, the Notes shall have been designated eligible for clearing and settlement through the facilities of the Depositary.

m) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied or waived in writing when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 1, 4, 8, 9 and 15 to 19 shall at all times be effective and shall survive such termination.

SECTION 6. [Reserved].

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, affiliates and selling agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, affiliate, selling agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation subject to Section 8(d) below, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, affiliate, selling agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, affiliate, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written

Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in [            ] in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the

Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, affiliate and selling agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 8, 9 and 15 to 19 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the Tokyo Stock Exchange or the New York Stock Exchange, or trading in securities generally on either the Tokyo Stock Exchange, Nasdaq Stock Market, the New York Stock Exchange or the London Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges other than daily limits or ranges imposed in the ordinary course by the relevant stock exchange; (ii) a general banking moratorium shall have been declared by any of Japanese, United Kingdom, U.S. federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving Japan, the United Kingdom or the United States, or any change in the Japanese, United States, United Kingdom or international financial markets, or any substantial change or development involving a prospective substantial change in the Japanese, United States, United Kingdom or international political, financial or economic conditions, in each case, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of the Notes; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change that makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of the Notes; (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in Japan or the United States or with respect to the Clearstream or Euroclear systems in Europe; or (vi) if there occurs any change or development involving a prospective change in Japanese taxation adversely affecting the Notes or the transfer thereof. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 8, 9 and 15 to 19 shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (vi) any review by any Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several

Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder, and (ii) will survive delivery of and payment for the Notes sold hereunder.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

[            ]

Facsimile: [            ]

Attention: [            ]

and

[            ]

Facsimile: [            ]

Attention: [            ]

and

[            ]

Facsimile: [            ]

Attention: [            ]

with a copy to:

Jon Gray

Davis Polk & Wardwell LLP

Izumi Garden Tower 33F

1-6-1 Roppongi, Minato-ku

Tokyo, 106-6033 Japan

Telephone: +81-3-5574-2600

If to the Company:

Toyota Motor Corporation

1 Toyota-cho, Toyota City

Aichi Prefecture, 471-8571

Japan

Facsimile: +81-52-552-3751

Attention: Finance Division

with a copy to:

Masahisa Ikeda

Toshiro Mochizuki

Shearman & Sterling LLP

Fukoku Seimei Building, 5th Floor

2-2-2, Uchisaiwaicho

Chiyoda-ku, Tokyo 100-0011 Japan

Telephone: +81-3-5251-1601

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Tax Indemnity. All sums payable by the Company under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of a similar nature imposed by Japan, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (“Japanese Taxes”). If any Japanese Taxes are now, or subsequently become, required by law to be deducted or withheld in connection with such payments, the Company will increase the amount to be paid so that the full amount due is received; provided, however, that this Section 15 shall not apply to any Japanese Taxes required to be deducted or withheld as a consequence of a connection between the Underwriter and Japan, or any department, agency or other political subdivision or taxing authority thereof, other than this Agreement.

SECTION 16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, solely to the extent it bears liability in respect of such judgment or order, will indemnify each International Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange between the judgment currency and the United States dollar as of the date such judgment or order is entered and (ii) the rate of exchange at which such Underwriter is first able to purchase United States dollars through normal banking procedures in the City of New York with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

SECTION 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, affiliates, selling agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction; Appointment of Agent for Service of Process. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed Toyota Motor North America, Inc., located at

6565 Headquarters Dr., Plano, TX 75024, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding which may be instituted in any Specified Court by any Underwriter or by any person who controls any Underwriter. The Company represents and warrants that its Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the respective Authorized Agent and written notice of such service mailed or delivered to the Company at the address of the Company provided in Section 14 hereof shall be deemed in every respect, effective service of process upon the Company.

(b) Waiver of Immunity. With respect to any Related Proceeding, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity to which it might otherwise be entitled in the Specified Courts, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

Section 20. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 21. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TOYOTA MOTOR CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

[            ]

[            ]

[            ]

Acting as Representatives of the several Underwriters named inthe attached Schedule A.

By:	[ ]

By:
Authorized Signatory

By:	[ ]

By:
Authorized Signatory

By:	[ ]

By:
Authorized Signatory

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
[ ]	$	[	]
[ ]		[	]
[ ]		[	]
[ ]		[	]
Total	$	[	]

Sch. A-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated [            ], [            ]

Annex I-1

ANNEX II

Company Additional Written Communication

[Electronic (Netroadshow) road show of the Company relating to the offering of the Notes dated [            ], [            ].]

Annex II-1

ANNEX III

TOYOTA MOTOR CORPORATION

Form of Final Term Sheet

[Date]

Issuer:

Principal Amount:

Maturity:

Coupon (Interest Rate):

Yield to Maturity:

Spread to Benchmark Treasury:

Benchmark Treasury:

Benchmark Treasury Price and Yield:

Interest Payment Dates:

Redemption Provision:

Price to Public:

Settlement Date:

Ratings:

Underwriters:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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Annex III-1